Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-269462, 333-236275, 333-219876, and 333-122742 on Form S-3 and Registration Statement Nos. 333-272344, 333-218966, 333-187529, and 333-122746 on Form S-8 of our report dated December 4, 2024, relating to the financial statements of RGC Resources, Inc. appearing in this Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ Deloitte & Touche LLP

Richmond, Virginia

December 4, 2024